Exhibit 10
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EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT (this "Agreement") made as of the 1st day of August,
2003, by and between SUSSEX BANK, a New Jersey commercial bank with its principal place of business at 399 State Highway 23, Franklin, NJ 07416 ("Employer"), and SAMUEL M. CHAZANOW, an individual residing at 7200 Fiddler Bay Lane, Chincoteague Island, VA 233335 (the "Executive"). W I T N E S S E T H:

     WHEREAS, Executive has extensive experience in the mortgage banking industry, both as a manager of mortgage banking operations and as a loan originator;

     WHEREAS, Employer wishes to obtain the services of Executive to serve as Vice President and head of residential mortgage banking operations of Employer;

     WHEREAS, Executive is willing to accept employment with the Employer on the terms and conditions contained herein; NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound, agree as follows:

     NOW, THEREFORE, in consideration of the mutual promises and undertankings herein contained, the parties hereto, intending to be legally bond, agree as follows:

     1.Employment and Term.
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     (a) Employer hereby employs the Executive as Vice President and head of residential mortgage banking operations of Employer (the "Position") and the Executive agrees, subject to the termination provisions hereof, to serve in the Position, for a term of five (5) years (the "Term"), which shall commence on the date hereof (the "Effective Date"), and which, subject to paragraphs 1(b), (c) and (d) hereof, shall terminate on the fifth anniversary of the Effective Date, unless extended by the mutual agreement of Executive and Employer.
     (b) Employer shall have the right to terminate the Executive's employment hereunder prior to the fifth anniversary of the Effective Date; provided, however, that unless such termination is for "cause", as defined below, Executive shall be entitled to receive (i) his Base Salary (as defined herein),
(ii) continuation of all insurance benefits provided on the date of such termination, (iii) an annual payment equal to the average Bonus (as defined below) for the term of this Agreement up till such termination, calculated by adding the value of all Bonuses actually paid, less any Shortfall (as defined below), including any Shortfall in the year of such termination based upon the profitability of Employer's residential mortgage banking operations through the date of such termination, and dividing it by the number of Years (as defined below) of this Agreement which have elapsed prior to such termination, and including any partial Years completed before termination, and (iv) continuation of the tuition reimbursement provided for under Section 3(f) hereof, all for the remaining term of this Agreement. Such payments shall be made by periodic payments in accordance with Section 3 hereof. In addition, upon such a termination, Executive shall be entitled to receive Override Commissions (as defined below) due for any loans which are actually closed within 90 days of such termination; further provided, however, that the amount of any Override Commission payable pursuant to this provision shall be reduced by any outstanding Shortfall, including any Shortfall which may exist in the year of termination based upon the profitability of Employer's residential mortgage banking operations through the date of such termination. If such termination is for "cause", Executive shall not be entitled to receive any compensation from and after the date of such termination; provided, however, that Executive shall be entitled to his Base Salary and any benefits due for periods, or partial periods, that occurred prior to the date of termination and


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for which Executive has not yet been paid. For purposes of this Agreement,
"cause" means (i) the Executive's willful and continued failure substantially to perform the duties of the Position, (ii) fraud, material misappropriation or other deliberate dishonesty of Executive with respect to Employer's business or property, (iii) the Executive's plea of guilty to or conviction of, or plea of nolo contendere to, any felony that adversely affects Employer's reputation or the Executive's ability to perform his duties hereunder; (iv) Executive's willful violation of (A) any law, rule or regulation materially effecting the business of Employer, or its parent, Sussex Bancorp (the "Company")or (B) final cease-and-desist order issued by or regulatory consent agreement with any regulatory agency having jurisdiction over the Employer and/or the Company or
(v) the failure of Employer's residential mortgage banking operations to achieve at least 80% of the annual budgeted net income mutually set by Executive and Employer no less than thirty (30)days prior to the commencement of each Year (as such term is defined below); provided, however, that the agreed upon annual budget and net income for the first Year is attached hereto as Exhibit A. This Agreement shall terminate upon Executive's death or his disability, as defined herein. Upon Executive's death or his disability, the obligation of Employer hereunder to pay Executive the compensation called for under Section 3 hereof shall terminate, and Employer's only obligation shall be to pay Executive any and all benefits to which Executive was entitled at the time of such death or disability under any benefit plans of Employer then in place. For purposes of this Agreement, the term "disability" shall mean Executive's inability to substantially perform his material duties as prescribed in this Agreement due to his incapacity or disability, physical or mental, for a period of six (6) consecutive months. Executive shall have the right to terminate his employment hereunder prior to the fifth anniversary of this Agreement only for "good reason". For purposes hereof, "good reason" shall mean (i) Employer's demotion of Executive to a position of lesser rank and authority than the Position, or
(ii) Employer's breach of this Agreement; provided, however, that a purported breach of this Agreement by Employer shall not constitute "good reason" hereunder unless and until Executive has provided Employer written notice setting forth with specificity the alleged breach and Employer has failed to cure such breach within thirty (30) days of such notice; further provided, however, that in the event such breach is of a nature that it can not, in good faith, be cured within thirty (30) days, such breach shall not constitute "good reason" hereunder as long as Employer commences curing such breach within such thirty (30) day period and diligently continues to pursue such cure.

     2. Duties.
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     (a) Subject to the ultimate reasonable control and discretion of the Board of Directors of Employer and the Chief Executive Officer and the President of the Employer, the Executive shall serve in the Position and perform all duties and services as Vice President and head of residential mortgage banking operations of the Employer and shall have full authority and responsibility to undertake and carry out the functions and activities of the Position.
     (b) Subject to Section 3(f), the Executive shall devote all of the Executive's professional time and attention to the performance of the Executive's duties hereunder and, during the term of the Executive's employment hereunder, shall not engage in any other business enterprise which requires more than five hours per week of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing shall not prevent the Executive's purchase, ownership or sale of investment securities or of any interest in, any business which competes with the business of Employer (although Executive shall not be allowed to actively participate in the management or operation of such enterprise), provided that such ownership or investment constitutes not more than five percent of the outstanding shares of a corporation whose stock is listed on a National Securities Exchange or on the National Association of Securities Dealers Automated Quotation System, or the Executive's involvement in charitable or community activities, provided that the time and attention which the Executive devotes to such activities does not materially interfere with the performance of the Executive's duties hereunder.

     3. Compensation.
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     (a) For all services to be rendered by the Executive under this Agreement,
Employer agrees to pay the Executive as follows: (i) a salary of $100,000 annually, to be paid in accordance with the Employer's existing payroll policies (the "Base Salary"); (ii) a bonus (the "Bonus") to be paid annually as provided for under paragraph (b) and subject to adjustment as provided for under paragraph (c), equal to twenty percent (20%) of the net pre-tax income of the residential mortgage banking operations of the Employer for each consecutive twelve (12) month period of operation of the Employer commencing the Effective Date hereof and continuing in each succeeding consecutive twelve (12) month period of operation of the Employer commencing on each anniversary date of the Effective Date (each, a "Year"); and (iii) a production bonus equal to ten (10) basis points of the original principal amount of all residential mortgage loans actually closed and funded by the Employer's residential mortgage banking operations (the "Override Commission") paid in accordance with paragraph (d) hereof. The net pre-tax income of the residential mortgage banking operations of Employer shall be determined consistent with generally accepted accounting principals, including as expenses the value of the Base Salary, Bonus and the Override Commission, as well as all other compensation expense and other expenses to be properly accrued under GAAP, including but not limited to the value of the tuition expense reimbursement provided for under paragraph (f) hereof. In calculating the net pre-tax income of the residential mortgage banking operations of the Employer, the Employer shall allocate only those administrative expenses incurred by the Employer directly related to the residential mortgage banking operations for such items as bookkeeping, human resources administration, payroll and like administrative services. Such administrative charges will be allocated at cost, without any markup or profit. All use of the Employer's funds or credit will be upon arm's length terms and shall have rates and charges comparable to those otherwise available from unaffiliated, third party lenders at fully phased in, non-discounted or non-promotional rates.
     (b) The Bonus shall be paid at the following times and in the following manner: Upon the Effective Date of this Agreement, Employer shall pay Executive the sum of $75,000 as a draw (the "Draw") against the Bonus for the Year of the Term. In each subsequent Year, Employer shall, within forty-five (45)days of the end of such Year, pay Executive a Draw of $75,000 against the Bonus for such Year, subject to any adjustments required pursuant to paragraph (c) below. In the event the Bonus that Executive would be entitled to pursuant to subparagraph
(a) hereof for any Year is more than $75,000, Employer shall pay to Executive the difference between $75,000 and the amount of the Bonus within forty-five
(45) days of the end of such Year.
     (c) Starting with the Draw for the second Year, the actual dollar amount of the Draw will be subject to adjustment as follows: Any shortfall between the amount of the Draw and the actual amount of the Bonus to which Executive should have been entitled in any Year, as calculated under paragraph (a) above (a "Shortfall"), shall be deducted from the next year's Draw, starting with the Draw for the second Year based upon the Employer's net pre-tax profit for the first Year hereunder. Such Shortfall reimbursement shall be deemed to have been paid to Executive as part of the Draw for purposes of determining the Bonus to be paid at Year-end under paragraph (b). For example, in the event the Employer's net pre-tax profit for the first Year is $100,000, the amount of the Bonus calculated pursuant to paragraph (a) above would have been $20,000. Therefore, the Shortfall to be applied against the Draw for the Second Year would equal $55,000. The Draw would therefore be $20,000 (i.e., $75,000 less the $55,000 Shortfall.) Assuming net pretax income of the mortgage banking operations was $375,000 for the second Year, Executive would be entitled to no additional Year-end payment ( i.e., the amount of the Bonus (20% of $375,000) = $75,000 - $55,000 Shortfall - $20,000 Draw = 0), and the Draw for the third Year would be $75,000.
     (d) The Override Commission will be paid on a quarterly basis, within thirty (30) days of the end of each quarter.
     (e) In addition to the compensation provided for under subparagraphs (a) and (b) hereof, on the Effective Date hereof, Executive shall be entitled to a grant of options to purchase 50,000 shares of the common stock of the Company. The exercise price for such shares will be 100% of the fair market value of common stock of the Company, determined by taking the average closing price of the Company's common stock on the American Stock Exchange for the ten trading days preceding the Effective Date of this Agreement.

                                      -16-
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     The grant of such option shall be subject to the terms of a separate grant agreement, which, in addition to having other provisions substantially similar to those included in the Company's existing stock option agreements for employees, will provide that the option shall vest, and become exercisable, ratably in annual installments over a five year period commencing on the Effective Date, and that, in the event of a change in control of the Company (as defined in the Grant Agreement), such vesting period shall accelerate and all such options shall become exercisable. (f) Commencing in the second Year, Employer shall, at Executive's request, pay the tuition and expenses incurred by Executive in connection with his attendance, on a part-time basis, of a masters of business administration program at an accredited university. Such tuition and expenses shall be paid directly by Employer to the accredited institution offering the program, and shall not exceed $25,000 annually; provided, however, that in the event Executive's permitted tuition and expenses in any given year are less than $25,000, Executive shall be entitled to apply such difference to his permitted tuition and expenses to any subsequent year during the term of this Agreement. Executive shall be permitted to attend such a program on a part-time basis, provided that such attendance does not substantially interfere with Executive's ability to undertake the obligations of the Position. In the event Executive ceases to serve as an employee of the Employer prior to the termination of the term of this Agreement for any reason, Executive agrees that he shall be liable to repay to Employer all amounts paid by Employer under this provision, along with interest thereon at a rate equal to the rate then charged by Sussex Bank for a three-year unsecured loan.
     (g) In addition to the compensation provided for under subparagraphs (a) -
(f) hereof, Executive shall be entitled to receive insurance of the type provided under the Employer's existing and future benefit plans available to Employer's executive employees generally, which shall include supplemental term life insurance coverage to provide, in the aggregate with the standard life insurance benefits available to Employer's executive employees generally, life insurance in the amount of $250,000 at no premium expense to Executive.
     (h) In addition to the other compensation provided for herein, Executive shall be entitled to a car allowance equal to $7,000 annually which shall be paid at least monthly.

     4. Additional Covenants.
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     (a) Confidential Information. Except as required in the performance of his
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duties hereunder, the Executive shall not use or disclose to any third party any
Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express prior written authorization of the Employer, either during the term of this Agreement or thereafter. Upon termination of his employment, the Executive shall leave with Employer all documents and other items in his possession which contain Confidential Information, and shall be prohibited from disclosing to any third party any Confidential Information. For purposes of this paragraph 4(a), the term "Confidential Information" shall mean all information about Employer and/or the Company or relating to any of their respective services or any phase of their respective operations not generally known to any of their respective competitors and which is treated by Employer and/or the Company as confidential information, and shall specifically include all customer lists of any of Employer or Company.

The term "Confidential Information" shall not include any of the foregoing which
(i) is in the public domain, (ii) is in Executive's lawful possession prior to a disclosure thereof and not subject to a confidentiality agreement or (iii) is hereafter lawfully disclosed to Executive by a third party who or which did not acquire the information under an obligation of confidentiality to Employer.
     (b) Non-Compete. Executive hereby agrees that during the term of this
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Agreement and, for a period of one year following the termination of Executive's employment hereunder (the "Covenant Term"), he will not work for any entity which is engaged in the residential mortgage origination business in geographic areas served by Employer or the Company as of the Term of this Agreement and as of the date of its termination nor himself so engage during such Covenant Term, directly or indirectly, as principal, agent, partner, shareholder, consultant, or employee, in any such business and further that during such period he will not directly or indirectly solicit, cause any other person to solicit, or assist any other person with soliciting any customer, depositor or borrower of Employer or the Company to become a customer, depositor or borrower of another financial institution. Executive further agrees that during the term of his employment and during the Covenant Term, he will not directly or indirectly participate in the solicitation of any person, entity, customer or client having a relationship with Employer or the Company prior to or during the Covenant Term; provided, however, that this covenant will not survive the termination of Executive's employment hereunder if such termination: is by Executive for "good reason" pursuant to Section 1(d) hereof; is by Employer without "cause" pursuant to
Section 1(b) hereof; or occurs upon the termination of this Agreement at the end of the Term; provided, however, that in the event Employer has made a good faith offer to continue Executive's employment after the end of the Term on terms and conditions substantially comparable to those contained herein, and Executive declines such offer, this covenant shall be effective for the one-year period after termination described above.
     (c) Non-Solicitation. Executive agrees that for the Covenant Term, he will
         ----------------
not recruit for employment or induce to terminate his or her employment with Employer or the Company any person who is, at the time of such solicitation, or who was within thirty (30) days of such solicitation, an employee of Employer or the Company. Executive further agrees that for the Covenant Term, he will not directly or indirectly solicit, cause any other person to solicit, or assist any other person with soliciting any customer, depositor or borrower of the Employer or the Company to become a customer, depositor or borrower of another financial institution.
     (d) Modification. If a court of competent jurisdiction determines that the
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scope, time duration or other limitations of any of the restrictive covenants contained in this Section 4 is not reasonably necessary to protect the legitimate business interests of Employer or the Company then such scope, time duration or other limitations will be deemed to become and thereafter will be the maximum time period or scope which such court deems reasonable and enforceable.
     (e) Definitions. For purposes of this Section 4, to act "directly or
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indirectly" means to act personally or through an associate, affiliate, family member or otherwise, as proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever.
     (f) Specific Performance. Employer and the Executive agree that in the
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event of a breach of the provisions of this Section 4 the injury which would be suffered by Employer and/or the Company would be of a character which could not be fully compensated for solely by a recovery of monetary damages. Accordingly, Executive agrees that in the event of a breach of the terms of this Section 4, in addition to and not in lieu of any other remedies which Employer may pursue, Employer shall have the right to equitable relief, including issuance of a temporary or permanent injunction by any court of competent jurisdiction against the commission or continuance of any breach of this Section 4.

     5. Notices. Any and all notices, demands or requests required or permitted
        -------
to be given under this Agreement shall be given in writing and sent, (i) by registered or certified U.S. mail, return receipt requested, (ii) by hand, (iii) by overnight courier or (iv) by telecopier addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows: In the case of Executive, with a copy to: Weinstein, Schneider, Kannebecker & Lokuta 104 W. High Street Milford, Pennsylvania 18337 Telecopier No. (570) 296-2653 Attention: John J. Schneider

                  In the case of Employer, with a copy to:

                           Windels Marx Lane & Mittendorf, LLP
                           120 Albany Street Plaza
                           New Brunswick, New Jersey 08901
                           Telecopier No. (732) 846-8877
                           Attention: Robert A. Schwartz

     Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service or (iv) on the date telecopied.

     6. Assignability. The services of the Executive hereunder are personal in
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nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned , whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns.

     7. Waiver. The waiver by Employer or the Executive of a breach of any
        ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

     8. Applicable Law. This Agreement shall be governed by and construed in
        --------------
accordance with the laws of the State of New Jersey without giving effect to principles of conflict of laws.

     9. Entire Agreement. This Agreement contains the entire agreement of the
        ----------------
parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

     10. Counterparts. This Employment Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     11. Amendment. This Employment Agreement may be modified or amended only by
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an amendment in writing signed by both parties.

     12. Severability. If any provision of this Employment Agreement shall be
         ------------
held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     13. Section Headings. The headings contained in this Agreement are solely
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for convenience of reference and shall be given no effect in the construction or interpretation of this Employment Agreement.

     14. Fees and Expenses. If any party to this Employment Agreement institutes
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any action or proceeding to enforce this Employment Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party all legal costs and expenses incurred by the prevailing party in such action, including, but not limited to, reasonable attorneys' fees and other reasonable legal costs and expenses.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

ATTEST:                                     SUSSEX BANK


___________________________                 By: /s/Donald L.Kovach
                                                ------------------




WITNESS:                                    EXECUTIVE:


___________________________                 /s/Samuel M.Chazanow
                                            --------------------
                                            SAMUEL M. CHAZANOW